Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is made as of July 27, 2006, by and between Advanced Neuromodulation Systems, Inc., a wholly-owned subsidiary of St. Jude Medical, Inc. (“ANS”), and Christopher G. Chavez (“Employee”). This Amendment amends the Employment Agreement (the “Employment Agreement”), effective as of April 1, 2002, by and between ANS and Employee. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Employment Agreement.

W I T N E S S E T H:

WHEREAS, concurrently with the execution hereof, St. Jude Medical, Inc. and Employee are entering into a Severance Agreement dated as of the date hereof (the “Severance Agreement”); and

WHEREAS, ANS desires to enter into this Amendment to clarify that if Employee receives severance benefits under Section 4 of the Severance Agreement, then Employee will not be entitled to receive severance compensation under the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ANS and Employee hereby agree as follows:

SECTION 1. The first paragraph under Section 10(c) of the Employment Agreement is hereby deleted and replaced with the following:

“(c) However, if Employee receives severance benefits under Section 4 of that certain severance agreement between St. Jude Medical, Inc. and Employee dated as of July 27, 2006, as it may be amended and/or replaced from time to time (the “Severance Agreement”), then Employee will not be entitled to any payments under the preceding subparagraphs (a) and (b), and Employee’s rights to severance compensation shall be governed by the terms of the Severance Agreement.”

SECTION 2. Except as expressly amended hereby, the Employment Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 3. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to Employment Agreement to be duly executed as of the day and year first above written.

ADVANCED NEUROMODULATION SYSTEMS, INC.
By:	/s/ John C. Heinmiller
Name: John C. Heinmiller Title: Vice President

EMPLOYEE
/s/ Christopher G. Chavez
Christopher G. Chavez